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                                                                    EXHIBIT 99.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LASERTECHNICS, INC.


         Lasertechnics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "FIRST: The name of the corporation is AXCESS Inc."

         SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Danny G. Hair, its Senior Vice President and Chief Financial Officer, and attested by Harry S. Budow, its Secretary, this 31st day of March, 1998.

                                    LASERTECHNICS, INC.


                                    By: /s/ Danny G. Hair
                                       ----------------------------------------
                                           Danny G. Hair, Senior Vice President
                                           and Chief Financial Officer
ATTEST:

   /s/ Harry S. Budow
--------------------------------
Harry S. Budow, Secretary